As filed with the Securities and Exchange Commission on March 3, 2017

Registration No. 333-203918

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8062	13-3893191
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

CHS/COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	8062	76-0137985
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SEE TABLE OF ADDITIONAL REGISTRANTS

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Rachel A. Seifert

Community Health Systems, Inc.

Executive Vice President, Secretary and General Counsel

4000 Meridian Boulevard

Franklin, Tennessee 37067

(615) 465-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Leigh Walton

Kevin H. Douglas

Bass, Berry & Sims PLC

150 Third Avenue South, Suite 2800

Nashville, Tennessee 37201

(615) 742-6200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities of Community Health Systems, Inc. (3)
Guarantees of Debt Securities of Community Health Systems, Inc. by certain subsidiaries of Community Health Systems, Inc. (3)(4)
Preferred Stock, par value $0.01 per share of Community Health Systems, Inc. (3)
Depositary Shares of Community Health Systems, Inc. (3)(5)
Common Stock, par value $0.01 per share of Community Health Systems, Inc. (3)
Securities Warrants of Community Health Systems, Inc. (3)
Debt Securities of CHS/Community Health Systems, Inc. (3)
Guarantees of Debt Securities of CHS/Community Health Systems, Inc. by Community Health Systems, Inc. and certain subsidiaries of Community Health Systems, Inc. (3)(4)

(1)	We will determine these amounts from time to time in connection with issuances of securities registered under this registration statement.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a “pay-as-you-go basis.”
(3)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. Includes an indeterminate amount of our securities as may be issued upon conversion of or exchange for, as the case may be, any other securities registered under this registration statement.
(4)	No additional consideration will be received for the guarantees and, pursuant to Rule 457(n), no additional fee is required.
(5)	Each depositary share registered hereunder will be issued under a deposit agreement and will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

Table of Additional Registrants

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Abilene Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496920

Abilene Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496918

Affinity Health Systems, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3391769

Affinity Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3391873

Amory HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3750001

Anniston HMA, LLC	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	72-1346819

Berwick Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-2975836

Biloxi H.M.A., LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	59-2754033

Birmingham Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2784086

Birmingham Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320362

Bluefield Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372042

Bluefield Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-2372291

Bluffton Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792272

Brandon HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0885458

Brevard HMA Holdings, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3137706

Brevard HMA Hospitals, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3141947

Brownwood Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762521

Brownwood Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762523

Bullhead City Hospital Corporation	AZ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	86-0982071

Bullhead City Hospital Investment Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1577204

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Campbell County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528273

Carlisle HMA, LLC	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	25-1887146

Carlsbad Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762526

Carolinas Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2227855

Carolinas JV Holdings General, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2227746

Carolinas JV Holdings, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2227809

Central Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964329

Central States HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964397

Chester HMA, LLC	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1231400

Chestnut Hill Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2295575

CHHS Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2189938

CHHS Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2295645

CHS Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639170

CHS Tennessee Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	32-0465057

CHS Virginia Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639119

CHS Washington Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3272205

Citrus HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0195256

Clarksdale HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0869163

Clarksville Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-5498575

Clarksville Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3320418

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Cleveland Hospital Company, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587878

Cleveland Tennessee Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1281627

Clinton HMA, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1659366

Coatesville Hospital Corporation	PA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	23-3069798

Cocke County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528314

College Station Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762360

College Station Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762359

College Station Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1771861

Community Health Investment Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	76-0152801

CP Hospital GP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904557

CPLP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3904614

Crestwood Healthcare, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1647983

Crestwood Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769644

Crestwood Hospital LP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762369

CSMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762362

Deaconess Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	47-0890490

Deaconess Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2401268

Desert Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8111921

Detar Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754943

DHFW Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-2817294

Dukes Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379885

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Dyersburg Hospital Company, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557536

Emporia Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	54-1924866

Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964255

Foley Hospital Corporation	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1811413

Fort Smith HMA, LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1013889

Frankfort Health Partner, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2009540

Franklin Hospital Corporation	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2200240

Gadsden Regional Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1102774

Gaffney H.M.A., LLC	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-0859724

Granbury Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2682017

GRMC Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112090

Hallmark Healthcare Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-0817574

Health Management Associates, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-0963645

Health Management Associates, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1601497

Health Management General Partner I, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1721316

Health Management General Partner, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1690736

HMA Fentress County General Hospital, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	95-3974754

HMA Hospitals Holdings, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964154

HMA Santa Rosa Medical Center, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	68-0045270

HMA Services GP, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1707507

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
HMA-TRI Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	47-5203380

Hobbs Medco, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769641

Hospital Management Associates, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-1410796

Hospital Management Services of Florida, LP	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5917647

Hospital of Morristown, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1528689

Jackson HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0907122

Jackson Hospital Corporation	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557525

Jefferson County HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528414

Jourdanton Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-3011840

Kay County Hospital Corporation	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052833

Kay County Oklahoma Hospital Company, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4052936

Kennett HMA, LLC	MO	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0248087

Key West HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0905661

Kirksville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	36-4373298

Knoxville HMA Holdings, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2528116

Lakeway Hospital Company, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1564360

Lancaster Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1010381

Laredo Texas Hospital Company, L.P.	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0175530

Las Cruces Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2905434

Lea Regional Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760149

Lebanon HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0248060

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Longview Clinic Operations Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-1470252

Longview Medical Center, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762420

Longview Merger, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769639

LRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762421

Lutheran Health Network of Indiana, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762363

Madison HMA, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	03-0400182

Marshall County HMA, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	38-3862800

Martin Hospital Company, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	42-1557527

Mary Black Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1047528

Mayes County HMA, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	61-1670947

MCSA, L.L.C.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	71-0785071

Medical Center of Brownwood, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762425

Melbourne HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3142044

Merger Legacy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344746

Metro Knoxville HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2535623

Mississippi HMA Holdings I, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964464

Mississippi HMA Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964541

Moberly Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	43-1651906

Naples HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-4401957

Natchez Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	37-1756496

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
National Healthcare of Leesville, Inc.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	95-4066162

Navarro Hospital, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762428

Navarro Regional, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762429

NC-DSH, LLC	NV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	88-0305790

Northampton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2325498

Northwest Arkansas Hospitals, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5896848

Northwest Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762430

NOV Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8112009

NRH, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762431

Oak Hill Hospital Corporation	WV	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-0003893

Oro Valley Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2379881

Palmer-Wasilla Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762371

Pasco Regional Medical Center, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2832978

Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694707

Phoenixville Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1055060

Poplar Bluff Regional Medical Center, LLC	MO	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	43-1238701

Port Charlotte HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1852902

Pottstown Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	06-1694708

Punta Gorda HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0526360

QHG Georgia Holdings II, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-1344786

QHG Georgia Holdings, Inc.	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2386459

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

QHG Georgia, LP	GA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-2387537

QHG of Bluffton Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1792274

QHG of Clinton County, Inc.	IN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-2006952

QHG of Enterprise, Inc.	AL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	63-1159023

QHG of Forrest County, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704095

QHG of Fort Wayne Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	35-1946949

QHG of Hattiesburg, Inc.	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1704097

QHG of South Carolina, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1587267

QHG of Spartanburg, Inc.	SC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	57-1040117

QHG of Springdale, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1755664

Regional Hospital of Longview, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762464

River Oaks Hospital, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0626874

River Region Medical Corporation	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1576702

Rockledge HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3142075

ROH, LLC	MS	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	64-0780035

Roswell Hospital Corporation	NM	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	74-2870118

Ruston Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066937

Ruston Louisiana Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-8066999

SACMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762472

Salem Hospital Corporation	NJ	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	22-3838322

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
San Angelo Community Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762473

San Angelo Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769697

Scranton Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4577223

Scranton Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4564798

Scranton Quincy Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2671991

Scranton Quincy Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2672023

Sebastian Hospital, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	65-0425888

Sebring Hospital Management Associates, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	59-2546390

Seminole HMA, LLC	OK	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-4164241

Sharon Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-4257540

Sharon Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	38-3920098

Shelbyville Hospital Company, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-2909388

Siloam Springs Arkansas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635210

Siloam Springs Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3635188

Southeast HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964613

Southern Texas Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769737

Southwest Florida HMA Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3964696

Spokane Valley Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315140

Spokane Washington Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1315081

Statesville HMA, LLC	NC	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	56-2206788

Tennessee HMA Holdings, LP	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-1750499

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.

Tennyson Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-3943816

Tomball Texas Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2784214

Tomball Texas Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-2856063

Triad Healthcare, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2816101

Triad Holdings III, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	75-2821745

Triad Holdings IV, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1766957

Triad Holdings V, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	51-0327978

Triad Nevada Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-1639289

Triad of Alabama, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762412

Triad-ARMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	46-0496926

Triad-El Dorado, Inc.	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1628508

Triad-Navarro Regional Hospital Subsidiary, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1681610

Tullahoma HMA, LLC	TN	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0248018

Tunkhannock Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-4566015

Van Buren H.M.A., LLC	AR	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	58-1725652

Venice HMA, LLC	FL	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-1852812

VHC Medical, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1769671

Vicksburg Healthcare, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1752111

Victoria Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1760818

Victoria of Texas, L.P.	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1754940

Exact Name of Additional Registrants	Jurisdiction of Incorporation or Formation	Principal Executive Offices	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Virginia Hospital Company, LLC	VA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	02-0691406

Warren Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190619

Warren Ohio Rehab Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3190578

Weatherford Hospital Corporation	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694260

Weatherford Texas Hospital Company, LLC	TX	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-5694301

Webb Hospital Corporation	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167530

Webb Hospital Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	20-0167590

Wesley Health System LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	52-2050792

West Grove Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	25-1892279

WHMC, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762551

Wilkes-Barre Behavioral Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632720

Wilkes-Barre Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632542

Wilkes-Barre Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	26-3632648

Women & Children’s Hospital, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762556

Woodland Heights Medical Center, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762558

Woodward Health System, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	62-1762418

Yakima HMA, LLC	WA	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-0506909

York Pennsylvania Holdings, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	32-0360922

York Pennsylvania Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	45-4082660

Youngstown Ohio Hospital Company, LLC	DE	4000 Meridian Boulevard Franklin, Tennessee 37067	8062	27-3074094

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-203918) is being filed solely for the purposes of adding and removing certain registrant guarantors, updating certain information in Item 15 of Part II and amending certain signature pages of the Registration Statement. No changes or additions are being made hereby to the base prospectus that already forms a part of the Registration Statement. Accordingly, the base prospectus is being omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

	Amount To be Paid
SEC registration fee		$(1)
Printing and engraving expenses		$(2)
Accounting fees and expenses		$(2)
Legal fees and expenses		$(2)
Rating agency fees and expenses		$(2)
Trustee’s fees and expenses		$(2)
Miscellaneous expenses		$(2)

Total		$(2)

(1)	In accordance with Rules 456(b) and 457(r), we are deferring payment of the registration fee.
(2)	As the amount of securities to be issued, offered and sold pursuant to this registration statement is indeterminate, the actual amount of such fees and expenses cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Pursuant to authority conferred by Section 102 of the DGCL, Article SIXTH of the Company’s restated certificate of incorporation eliminates the personal liability of the Company’s directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted under the law of the State of Delaware, including the DGCL. Article SIXTH further provides that any future amendment to or repeal of its terms will not adversely affect any right or protection of any director of the Company with respect to acts or omissions of such director occurring prior to such repeal or amendment. Article SIXTH also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.

In accordance with Section 145 of the DGCL, Article SEVENTH of the Company’s restated certificate of incorporation and certain provisions of the Company’s amended and restated by-laws grant the Company’s directors and officers a right to indemnification for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of the Company or (ii) by reason of the fact that, while they are or were directors or officers of the Company, they are or were serving at the request of the Company as directors or officers of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan. Section 5 of Article VI of the Company’s amended and restated by-laws further provides for advancement of expenses to such indemnified persons.

The Company’s amended and restated by-laws authorize the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Company’s amended and restated by-laws. The Company has obtained insurance policies insuring its directors and officers against certain liabilities.

The Company has entered into Indemnification Agreements (the “Indemnification Agreements”) with its directors and executive officers. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification for claims arising out of or in connection with the service of Indemnitee as a director or officer of the Company or of an affiliate. In the case of an action or proceeding other than an action by or in the right of the Company or CHS, the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company or any other entity which Indemnitee is or was or will be serving at the request of the Company or CHS, or (ii) anything done or not done by Indemnitee in any such capacity. In the case of an action by or in the right of the

Company or CHS, the Indemnification Agreements provide that Indemnitee is entitled to indemnification for claims relating to (i) the fact that Indemnitee is or was an officer or director of the Company or any affiliate or (ii) anything done or not done in such capacity. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Company’s restated certificate of incorporation or the Company’s amended and restated bylaws, or otherwise. In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the registrants’ directors and officers are indemnified against liability in their capacities as such.

Alabama Registrants

Anniston HMA, LLC, Foley Hospital Corporation, and QHG of Enterprise, Inc. are all incorporated or organized under the laws of the State of Alabama.

Section 10A-5A-4.10 of the Alabama Limited Liability Company Law of 2014 permits a limited liability company to indemnify and hold harmless a member or other person, pay in advance or reimburse expenses incurred by a member or other person, and purchase and maintain insurance on behalf of a member or other person. In addition, Section 10A-1-6.02 of the Alabama Business and Nonprofit Entities Code generally exempts limited liability companies from mandatory or court-ordered indemnification, unless the limited liability company agreement adopts the provisions of Article 6 of Chapter 1 of the Alabama Business and Nonprofit Entities Code.

Section 10A-2-8.51 and Section 10A-2-8.56 of the Alabama Business Corporation Law allows corporations to indemnify an individual made a party to a proceeding because he or she is or was a director, officer, employee or agent against liability incurred in the proceeding if: (i) the individual conducted himself or herself in good faith; (ii) the individual reasonably believed, in the case of conduct in official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director, officer, employee or agent if, in connection with a proceeding by or in the right of the corporation, the individual was adjudged liable to the corporation or, in connection with any other proceeding charging improper personal benefit, the individual was adjudged liable on the basis that personal benefit was improperly received by him or her.

Section 10A-2-8.52 and Section 10A-2-8.56 of the Alabama Business Corporation Law requires corporations to indemnify a director or officer who was successful in the defense of any proceeding, or any claim, issue or matter in the proceeding, where he or she was a party because he or she is or was a director or officer of the corporation, against reasonable expenses incurred in connection therewith.

The Operating Agreement (now referred to as a limited liability company agreement under the Alabama Limited Liability Company Law of 2014 for all limited liability companies after January 1, 2017) of Anniston HMA, LLC provides for the indemnification of any officer or director of the company against liability incurred in connection with any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer acted in good faith with the care an officer of an Alabama corporation would exercise under similar circumstances, in a manner reasonably believed by them to be in the best interests of the Company, and, with respect to any criminal proceeding had no reasonable cause to believe his or her conduct was unlawful.

The Articles of Incorporation of Foley Hospital Corporation provide for the indemnification of directors and officers, as well as agents and employees if authorized by the Board of Directors, to the fullest extent permitted by the Alabama Business Corporation Law.

The Bylaws of QHG of Enterprise, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the laws of the state in which indemnification is sought.

Arizona Registrants

Bullhead City Hospital Corporation is incorporated under the laws of the State of Arizona.

Section 10-851 of the Arizona Business Corporations Act (“ABCA”) permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if all of the following conditions exist: (a) the individual’s conduct was in good faith; (b) the individual reasonably believed in the case of conduct in an official capacity with the corporation, that the conduct was in its best interests and in all other cases, that the conduct was at least not opposed to its best interests; and (c) in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Section 10-851 also permits a corporation to indemnify an individual made a party to a proceeding because the director engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation pursuant to section 10-202, subsection B, paragraph 2 of the Arizona Revised Statutes. The termination of a proceeding by judgment, order, settlement or conviction or on a plea of no contest or its equivalent is not of itself determinative that the director did not meet the standard of conduct described in this section. Under Arizona Revised Statutes, a corporation may not indemnify a director under this section either: (a) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) in connection with any other proceeding charging improper financial benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that financial benefit was improperly received by the director. Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

Under Section 10-856 of the ABCA, a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation: (1) to the same extent as a director and (2) if the individual is an officer but not a director, or if the officer is also a director, but the basis on which the officer is made a party to the proceeding is an act or omission solely as an officer, to the further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or a contract, except for (a) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding and (b) liability arising out of conduct that constitutes (i) receipt of a financial benefit to which the officer is not entitled, (ii) an intentional infliction of harm on the corporation or the shareholders, or (iii) an intentional violation of criminal law.

Under the ABCA, in order for a corporation to indemnify a director or officer, except in a case where such indemnification is mandatory or upon a court order as described below, a majority of the corporation’s disinterested directors, special legal counsel, or the disinterested shareholders must find that the individual met the applicable standard of conduct. Indemnification under the ABCA is permissive, except in the event of a successful defense, in which case a director or officer must be indemnified against reasonable expenses incurred in connection with the proceeding unless such indemnification is limited by the articles of incorporation. In addition, the ABCA requires Arizona corporations to indemnify any “outside director” (a director who is not an officer, employee or holder of more than five percent of any class of the corporation’s stock or the stock of any affiliate of the corporation) against liability unless (i) the corporation’s articles of incorporation limit such indemnification, (ii) the director is adjudged liable in a proceeding for which indemnification is not allowed as described in the first paragraph above, or (iii) a court determines, before payment to the outside director, that the director failed to meet the applicable standard of conduct as described in the first paragraph above. With certain limitations, a court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the individual has met the applicable standard of conduct or was adjudged liable as described in the first paragraph above.

The Bylaws of Bullhead City Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Arizona Revised Statutes.

Arkansas Registrants

Fort Smith HMA, LLC, MCSA, L.L.C., QHG of Springdale, Inc., Triad-El Dorado, Inc., and Van Buren H.M.A., LLC are all incorporated or organized under the laws of the State of Arkansas.

Section 4-32-404 of Arkansas’ Small Business Entity Tax Pass Through Act provides that a limited liability company’s operating agreement may: (a) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 4-32-402 and (b) provide for indemnification of a member or manager for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

Section 4-27-850 of the Arkansas Business Corporation Act of 1987 allows a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The Amended and Restated Limited Liability Company Agreements of each of Fort Smith HMA, LLC and Van Buren H.M.A., LLC and the Third Amended and Restated Limited Liability Company Agreement of MCSA, L.L.C. provide for the indemnification of any officer or director of the company from and against any and all reasonable expenses (including reasonable attorneys’ fees), judgments, taxes, penalties, fines, (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement incurred by such person in connection with defending any threatened, pending, or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) to which such person is, or is threatened to be made, a party because such person is or was a director or officer of the company, or is or was serving at the request of the company as a director, officer, partner, member, employee or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, provided the director or officer has acted in good faith with the care an officer of an Arkansas corporation of like position would exercise under similar circumstances, and in a manner reasonably believed by them to be in the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful.

The Bylaws of QHG of Springdale, Inc. state that the corporation shall indemnify each present and future director and officer and any person who may serve at its request as a director or officer of another corporation to the extent required and to the extent permitted by the laws of the state in which indemnification is sought.

The By-Laws of Triad–El Dorado, Inc. generally provide that the corporation shall indemnify its officers and directors against all reasonable expense incurred by them in defending claims or suits, irrespective of the time of occurrence of the claims or causes of action in such suits, made or brought against them as officers or directors of the corporation, and against all liability in such suits, except in such cases as involve gross negligence or willful misconduct in the performance of their duties.

Delaware Registrants

Abilene Hospital, LLC, Abilene Merger, LLC, Affinity Health Systems, LLC, Affinity Hospital, LLC, Berwick Hospital Company, LLC, Birmingham Holdings II, LLC, Birmingham Holdings, LLC, Bluefield Holdings, LLC, Bluefield Hospital Company, LLC, Bluffton Health System LLC, Brownwood Hospital, L.P., Brownwood Medical Center, LLC, Bullhead City Hospital Investment Corporation, Carlsbad Medical Center, LLC, Carolinas Holdings, LLC, Carolinas JV Holdings General, LLC, Carolinas JV Holdings, L.P., Central Florida HMA Holdings, LLC, Central States HMA Holdings, LLC, Chestnut Hill Health System, LLC, CHHS Holdings, LLC, CHHS Hospital Company, LLC, CHS/Community Health Systems, Inc., CHS Pennsylvania Holdings, LLC, CHS Tennessee Holdings, LLC, CHS Virginia Holdings, LLC, CHS Washington Holdings, LLC, Clarksville Holdings II, LLC, Clarksville Holdings, LLC, Cleveland Tennessee Hospital Company, LLC, College Station Hospital, L.P., College Station Medical Center, LLC, College Station Merger, LLC, Community Health Investment Company, LLC, Community Health Systems, Inc., CP Hospital GP, LLC, CPLP, LLC, Crestwood Healthcare, L.P., Crestwood Hospital LP, LLC, Crestwood Hospital, LLC, CSMC, LLC, Deaconess Holdings, LLC, Deaconess Hospital Holdings, LLC, Desert Hospital Holdings, LLC, Detar Hospital, LLC, DHFW Holdings, LLC, Dukes Health System, LLC, Florida HMA Holdings, LLC, Gadsden Regional Medical Center, LLC, GRMC Holdings, LLC, Hallmark Healthcare Company, LLC, Health Management Associates, LLC, Health Management Associates, LP, Health Management General Partner I, LLC, Health Management General Partner, LLC, HMA Hospitals Holdings, LP, HMA Services GP, LLC, HMA-TRI Holdings, LLC, Hobbs Medco, LLC, Kirksville Hospital Company, LLC, Lancaster Hospital Corporation, Las Cruces Medical Center, LLC, Lea Regional Hospital, LLC, Longview Clinic Operations Company, LLC, Longview Medical Center, L.P., Longview Merger, LLC, LRH, LLC, Lutheran Health Network of Indiana, LLC, Mary Black Health System LLC, Medical Center of Brownwood, LLC, Merger Legacy Holdings, LLC, Mississippi HMA Holdings I, LLC, Mississippi HMA Holdings II, LLC, Moberly Hospital Company, LLC, Natchez Hospital Company, LLC, National Healthcare of Leesville, Inc., Navarro Hospital, L.P., Navarro Regional, LLC, Northampton Hospital Company, LLC, Northwest Arkansas Hospitals, LLC, Northwest Hospital, LLC, NOV Holdings, LLC, NRH, LLC, Oro Valley Hospital, LLC, Palmer-Wasilla Health System, LLC, Pennsylvania Hospital Company, LLC, Phoenixville Hospital Company, LLC, Pottstown Hospital Company, LLC, QHG Georgia Holdings II, LLC, QHG of Bluffton Company, LLC, QHG of Fort Wayne Company, LLC, Regional Hospital of Longview, LLC, Ruston Hospital Corporation, Ruston Louisiana Hospital Company, LLC, SACMC, LLC, San Angelo Community Medical Center, LLC, San Angelo Medical, LLC, Scranton Holdings, LLC, Scranton Hospital Company, LLC, Scranton Quincy Holdings, LLC, Scranton Quincy Hospital Company, LLC, Sharon Pennsylvania Holdings, LLC, Sharon Pennsylvania Hospital Company, LLC, Siloam Springs Arkansas Hospital Company, LLC, Siloam Springs Holdings, LLC, Southeast HMA Holdings, LLC, Southern Texas Medical Center, LLC, Southwest Florida HMA Holdings, LLC, Spokane Valley Washington Hospital Company, LLC, Spokane Washington Hospital Company, LLC, Tennessee HMA Holdings, LP, Tennyson Holdings, LLC, Tomball Texas Holdings, LLC, Tomball Texas Hospital Company, LLC, Triad Healthcare, LLC, Triad Holdings III, LLC, Triad Holdings IV, LLC, Triad Holdings V, LLC, Triad Nevada Holdings, LLC, Triad of Alabama, LLC, Triad-ARMC, LLC, Triad-Navarro Regional Hospital Subsidiary, LLC, Tunkhannock Hospital Company, LLC, VHC Medical, LLC, Vicksburg Healthcare, LLC, Victoria Hospital, LLC, Victoria of Texas, L.P., Warren Ohio Hospital Company, LLC, Warren Ohio Rehab Hospital Company, LLC, Webb Hospital Corporation, Webb Hospital Holdings, LLC, Wesley Health System LLC, West Grove Hospital Company, LLC, WHMC, LLC, Wilkes-Barre Behavioral Hospital Company, LLC, Wilkes-Barre Holdings, LLC, Wilkes-Barre Hospital Company, LLC, Women & Children’s Hospital, LLC, Woodland Heights Medical Center, LLC, Woodward Health System, LLC, York Pennsylvania Holdings, LLC, York Pennsylvania Hospital Company, LLC, and Youngstown Ohio Hospital Company, LLC are all incorporated or organized under the laws of the State of Delaware.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Limited Partnership Agreements of each of Brownwood Hospital, L.P., College Station Hospital, L.P., Longview Medical Center, L.P., Navarro Hospital, L.P., and Victoria of Texas, L.P. provide, to the fullest extent authorized by the Delaware Revised Uniform Limited Partnership Act, for the indemnification of the General Partner of the companies from and against any and all claims and demands arising by reason of the fact that such person is, or was, General Partner of the companies. The Limited Partnership Agreements of Crestwood Healthcare, L.P. and Longview Medical Center, L.P. provide for the indemnification of the General Partner from any liability or damage incurred or suffered by the General Partner in connection with any act or omission in connection with the partnership’s business, except for any act or omission constituting willful misconduct or gross negligence. The Limited Partnership Agreements of Carolinas JV Holdings, L.P., Health Management Associates, LP, HMA Hospitals Holdings, LP and Tennessee HMA Holdings, LP are silent as to indemnification.

The Limited Liability Company Agreements of each of Abilene Hospital, LLC, Abilene Merger, LLC, Affinity Hospital, LLC, Birmingham Holdings, LLC, Bluffton Health System LLC, Brownwood Medical Center, LLC, Carlsbad Medical Center, LLC, CHHS Hospital Company, LLC, Clarksville Holdings, LLC, College Station Medical Center, LLC, College Station Merger, LLC, CP Hospital GP, LLC, CPLP, LLC, Crestwood Hospital, LLC, Crestwood Hospital LP, LLC, CSMC, LLC, Deaconess Holdings, LLC, Deaconess Hospital Holdings, LLC, Desert Hospital Holdings, LLC, Detar Hospital, LLC, Dukes Health System, LLC, Gadsden Regional Medical Center, LLC, GRMC Holdings, LLC, Hobbs Medco, LLC, Las Cruces Medical Center, LLC, Lea Regional Hospital, LLC, Longview Merger, LLC, LRH, LLC, Lutheran Health Network of Indiana, LLC, Medical Center of Brownwood, LLC, Navarro Regional, LLC, Northwest Hospital, LLC, NOV Holdings, LLC, NRH, LLC, Oro Valley Hospital, LLC, Palmer-Wasilla Health System, LLC, Regional Hospital of Longview, LLC, Ruston Louisiana Hospital Company, LLC, SACMC, LLC, San Angelo Community Medical Center, LLC, San Angelo Medical, LLC, Southern Texas Medical Center, LLC, Triad Holdings III, LLC, Triad Holdings IV, LLC, Triad Holdings V, LLC, Triad of Alabama, LLC, Triad-ARMC, LLC, Triad-Navarro Regional Hospital Subsidiary, LLC, VHC Medical, LLC, Vicksburg Healthcare, LLC, Victoria Hospital, LLC, Wesley Health System LLC, WHMC, LLC, Women & Children’s Hospital, LLC, Woodland Heights Medical Center, LLC, and Woodward Health System, LLC, provide, to the fullest extent authorized by the Delaware Limited Liability Company Act, for the indemnification of any member, manager, director, officer or employee of the companies, as applicable, from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer, director or employee of the companies, as applicable.

The Limited Liability Company Agreements of each of Affinity Health Systems, LLC, Berwick Hospital Company, LLC, Birmingham Holdings II, LLC, Bluefield Holdings, LLC, Bluefield Hospital Company, LLC, Carolinas Holdings, LLC, Carolinas JV Holdings General, LLC, Central Florida HMA Holdings, LLC, Central States HMA Holdings, LLC, Chestnut Hill Health System, LLC, CHHS Holdings, LLC, CHS Pennsylvania Holdings, LLC, CHS Tennessee Holdings, LLC, CHS Virginia Holdings, LLC, CHS Washington Holdings, LLC, Clarksville Holdings II, LLC, Cleveland Tennessee Hospital Company, LLC, Community Health Investment Company, LLC, DHFW Holdings, LLC, Florida HMA Holdings, LLC, Hallmark Healthcare Company, LLC, Health Management Associates, LLC, Health Management General Partner I, LLC, Health Management General Partner, LLC, HMA Services GP, LLC, HMA-TRI Holdings, LLC, Kirksville Hospital Company, LLC, Longview Clinic Operations Company, LLC, Mary Black Health System LLC, Merger Legacy Holdings, LLC, Mississippi HMA Holdings I, LLC, Mississippi HMA Holdings II, LLC, Moberly Hospital Company, LLC, Natchez Hospital Company, LLC, Northampton Hospital Company, LLC, Northwest Arkansas Hospitals, LLC, Pennsylvania Hospital Company, LLC, Phoenixville Hospital Company, LLC, Pottstown Hospital Company, LLC, QHG Georgia Holdings II, LLC, QHG of Bluffton Company, LLC, QHG of Fort Wayne Company, LLC, Scranton Holdings, LLC, Scranton Hospital

Company, LLC, Scranton Quincy Holdings, LLC, Scranton Quincy Hospital Company, LLC, Sharon Pennsylvania Holdings, LLC, Sharon Pennsylvania Hospital Company, LLC, Siloam Springs Arkansas Hospital Company, LLC, Siloam Springs Holdings, LLC, Southeast HMA Holdings, LLC, Southwest Florida HMA Holdings, LLC, Spokane Valley Washington Hospital Company, LLC, Spokane Washington Hospital Company, LLC, Tennyson Holdings, LLC, Tomball Texas Holdings, LLC, Tomball Texas Hospital Company, LLC, Triad Healthcare, LLC, Triad Nevada Holdings, LLC, Tunkhannock Hospital Company, LLC, Warren Ohio Hospital Company, LLC, Warren Ohio Rehab Hospital Company, LLC, Webb Hospital Holdings, LLC, West Grove Hospital Company, LLC, Wilkes-Barre Behavioral Hospital Company, LLC, Wilkes-Barre Holdings, LLC, Wilkes-Barre Hospital Company, LLC, York Pennsylvania Holdings, LLC, York Pennsylvania Hospital Company, LLC, and Youngstown Ohio Hospital Company, LLC provide for the indemnification of any officer or director of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the Company, and has no reasonable cause to believe their conduct was unlawful.

The Bylaws and/or Certificate of Incorporation of each of Community Health Systems, Inc., CHS/Community Health Systems, Inc., Bullhead City Hospital Investment Corporation, Lancaster Hospital Corporation, National Healthcare of Leesville, Inc., Ruston Hospital Corporation, and Webb Hospital Corporation provide for the indemnification of all current and former directors and officers to the fullest extent permitted by the DGCL.

Florida Registrants

Brevard HMA Holdings, LLC, Brevard HMA Hospitals, LLC, Citrus HMA, LLC, HMA Santa Rosa Medical Center, LLC, Hospital Management Associates, LLC, Hospital Management Services of Florida, LP, Key West HMA, LLC, Melbourne HMA, LLC, Naples HMA, LLC, Pasco Regional Medical Center, LLC, Port Charlotte HMA, LLC, Punta Gorda HMA, LLC, Rockledge HMA, LLC, Sebastian Hospital, LLC, Sebring Hospital Management Associates, LLC, and Venice HMA, LLC are incorporated or organized under the laws of the State of Florida.

Section 620.1406 of the Florida Revised Uniform Limited Partnership Act of 2005 (“FRULPA”) states that a limited partnership shall reimburse a general partner for payments made and indemnify a general partner for liabilities incurred by the general partner in the ordinary course of activities of the partnership or for the preservation of its activities or property if such payments were made or such liabilities were incurred in good faith and either in the furtherance of the limited partnership’s purposes or the ordinary scope of its activities.

Section 605.0408 of the Florida Revised Limited Liability Company Act (the “FRLLCA”) permits a limited liability company to indemnify and hold harmless a person with respect to a claim or demand against the person and a debt, obligation, or other liability incurred by the person by reason of the person’s former or present capacity as a member or manager if the claim, demand, debt, obligation, or other liability does not arise from the person’s breach of Sections 605.0405 (limitations on distributions), 605.0407 (management of limited liability company), 605.04071 (delegation of rights and powers to manage), 605.04072 (selection and terms of managers in a manager-managed limited liability company), 605.04073 (voting rights of members and managers), 605.04074 (agency rights of members and managers), or 605.04091 (standards of conduct for members and managers) of the FRLLCA. Pursuant to Section 605.0105(3) of the FRLLCA, a limited liability company’s operating agreement may not provide for indemnification for a member or manager under Section 605.0408 for any of the following: (i) conduct involving bad faith, willful or intentional misconduct, or a knowing violation of law; (ii) a transaction from which the member or manager derived an improper personal benefit; (iii) a circumstance under which the liability provisions of s. 605.0406 (liability for improper distributions) are applicable; (iv) a breach of duties or obligations under Section 605.04091 (standards of conduct for members and managers), taking into account a variation of such duties and obligations provided for in the operating agreement to the extent allowed by Section 605.0105(4).

The Limited Partnership Agreement of Hospital Management Services of Florida, LP is silent with respect to indemnification.

The Operating Agreements of each of Brevard HMA Holdings, LLC, Brevard HMA Hospitals, LLC, Citrus HMA, LLC, HMA Santa Rosa Medical Center, LLC, Hospital Management Associates, LLC, Key West HMA, LLC, Melbourne HMA, LLC, Naples HMA, LLC, Pasco Regional Medical Center, LLC, Port Charlotte HMA, LLC, Punta Gorda HMA, LLC, Rockledge HMA, LLC, Sebastian Hospital, LLC, Sebring Hospital Management Associates, LLC and Venice HMA, LLC (collectively, the “Florida LLCs,” and each, a “Florida LLC”) provide for the indemnification of the respective managers and officers of the Florida LLCs against reasonable expenses (including reasonable attorneys’ fees), judgments, taxes, penalties, fines (including any excise tax assessed with respect to an employee benefit plan) and amounts paid in settlement, incurred by such person in connection with defending any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative, and whether formal or informal) to which such person is, or is threatened to be made, a party because such person is or was a manager or officer of a Florida LLC, or is or was serving at the request of a Florida LLC as a manager, officer, partner, member, employee or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, provided that (i) the manager or officer has met the standard of conduct described in the Operating Agreement (described below), and (ii) indemnification does not violate the provisions of Section 605.0105 of the Florida Statutes.

With respect to the aforementioned standard of conduct, the Operating Agreements of each of the Florida LLCs provide that the managers and officers of a Florida LLC shall not be liable, responsible or accountable in damages to the member or the Florida LLC on account of such manager’s or officer’s status as a manager or officer of the Florida LLC or by reason of any act or omission related to the business of the Florida LLC performed or omitted by them in good faith with the care an officer of a Florida limited liability company of like position would exercise under similar circumstances and in a manner reasonably believed by them to be in the best interests of the Florida LLC, and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful. To the extent that, at law or in equity, a manager or officer of a Florida LLC has duties (including fiduciary duties) and liabilities relating thereto to the Florida LLC, the member or any other person, such manager or officer acting under the Operating Agreement of the Florida LLC shall not be liable to the Florida LLC, the member or any other person for breach of fiduciary duty for its good faith reliance on the provisions of such Operating Agreement, and the provisions of such Operating Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities relating thereto of a manager or officer otherwise existing at law or in equity, replace such other duties and liabilities of such manager or officer; provided, however, that the foregoing shall not be interpreted or construed so as to eliminate or restrict any fiduciary duty, including, but not limited to, the duties of loyalty, care, good faith and fair dealing, in such a manner as to be contrary to the provisions of Section 605.0105 of the FRLLCA.

Georgia Registrants

QHG Georgia Holdings, Inc. and QHG Georgia, LP are incorporated or organized under the laws of the State of Georgia.

Section 14-9-108 of the Georgia Revised Uniform Limited Partnership Act provides for the indemnification of partners by the partnership from and against any and all claims and demands whatsoever, except for (1) intentional misconduct or a knowing violation of law; or (2) any transaction for which the Indemnitee received a personal benefit in violation or breach of any provision of the partnership agreement subject to any limitations set forth in the partnership agreement.

Sections 14-2-850 through 14-2-859 of the Georgia Business Corporation Code provides for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the Georgia Business Corporation Code, a corporation may purchase insurance on behalf of an officer or director of the corporation incurred in his or her capacity as an officer or director regardless of whether the person could be indemnified under the Georgia Business Corporation Code.

The Agreement of Limited Partnership of QHG Georgia, LP provides for the indemnification of the general partner to the fullest extent permitted by the Georgia Revised Uniform Limited Partnership Act.

The Bylaws of QHG Georgia Holdings, Inc. provide for the indemnification of directors and officers to the extent permitted by the Georgia Business Corporation Code.

Indiana Registrants

Frankfort Health Partner, Inc. and QHG of Clinton County, Inc. are incorporated under the laws of the State of Indiana.

Under Section 23-1-37-8 of the Indiana Business Corporation Law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (1) the individual’s conduct was in good faith; and (2) the individual reasonably believed: (A) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interests; and (B) in all other cases, that the individual’s conduct was at least not opposed to its best interests; and (3) in the case of any criminal proceeding, the individual either: (A) had reasonable cause to believe the individual’s conduct was lawful; or (B) had no reasonable cause to believe the individual’s conduct was unlawful. A director’s conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection (a)(2)(B).

The Bylaws of each of Frankfort Health Partner, Inc. and QHG of Clinton County, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the Indiana Business Corporation Law.

Missouri Registrants

Kennett HMA, LLC and Poplar Bluff Regional Medical Center, LLC are organized under the laws of the State of Missouri,

Section 347.057 of the Missouri Limited Liability Company Act provides that a person who is a member, manager, or both, of a limited liability company is not liable, solely by reason of being a member or manager, or both, under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the limited liability company, whether arising in contract, tort or otherwise or for the acts or omissions of any other member, manager, agent or employee of the limited liability company. The Missouri Limited Liability Company Act provides in Section 347.088.1, that except as otherwise provided in the operating agreement an authorized person shall discharge his or her duty under the Missouri Limited Liability Company Act and the operating agreement in good faith, with the care a corporate officer of like position would exercise under similar circumstances, in the manner a reasonable person would believe to be in the best interest of the limited liability company, and shall not be liable for any such action so taken or any failure to take such action, if he or she performs such duties in compliance with such subsection.

The Missouri Limited Liability Company Act provides in Section 347.088.2 that to the extent that, at law or equity, a member or manager or other person has duties, including fiduciary duties, and liabilities relating to those duties to the limited liability company or to another member, manager, or other person that is party to or otherwise bound by an operating agreement: (1) any such member, manager, or other person acting under the operating agreement shall not be liable to the limited liability company or to any such other member, manager, or other person for the member’s, manager’s, or other person’s good faith reliance on the provisions of the operating agreement; and (2) the member’s, manager’s or other person’s duties and liabilities may be expanded or restricted by provision in the operating agreement.

The Limited Liability Company Agreements of each of Kennett HMA, LLC and Poplar Bluff Regional Medical Center, LLC provide for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith with the care an officer of a Missouri corporation of like position would exercise under similar circumstances, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

Mississippi Registrants

Amory HMA, LLC, Biloxi H.M.A., LLC, Brandon HMA, LLC, Clarksdale HMA, LLC, Jackson HMA, LLC, Madison HMA, LLC, QHG of Forrest County, Inc., QHG of Hattiesburg, Inc., River Oaks Hospital, LLC, River Region Medical Corporation and ROH, LLC are incorporated or organized under the laws of the State of Mississippi.

Section 79-29-123 of the Revised Mississippi Limited Liability Company Act provides that the certificate of formation or operating agreement may provide for the limitation or elimination of any and all liabilities of any manager, member, officer or other person who is a party to or is otherwise bound by the operating agreement for any action taken, or failure to take any action, as a manager or member or other person, including, for breach of contract and for breach of duties, including all or any fiduciary duties, of a member, manager, officer or other person to a limited liability company or to its members or to another member or manager or officer or to another person; provided, that the certificate of formation or operating agreement may not limit or eliminate liability for (a) the amount of a financial benefit by a member or manager to which the member or manager is not entitled, (b) an intentional infliction of harm on the limited liability company or the members, (c) an intentional violation of criminal law, (d) a wrongful distribution, including distributions made in the course of winding up the company, or (e) any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. A limited liability company may indemnify any member, manager, officer or other person from and against all claims and demands whatsoever, except a limited liability company cannot indemnify any member, manager, officer or other person in connection with a proceeding where such person was (i) found to have engaged in acts or omissions that constitute fraudulent conduct and was adjudged liable for claims based on such conduct, or (ii) was found to have engaged in any actions described in the preceding sentence and was adjudged liable for claims based on such actions. A limited liability company shall indemnify a member, manager, officer or other person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a member, manager, officer or agent of the limited liability company against reasonable expenses incurred by the member, manager, officer or agent in connection with the proceeding.

Sections 79-4-8.51 and 79-4-8.56 of the Mississippi Business Corporation Act provide that a corporation may indemnify an individual who is a party to a proceeding because he is a director or officer against liability incurred in the proceeding if the person’s conduct was in good faith; the person reasonably believed (A) in the case of conduct in the person’s official capacity, that the conduct was in the best interests of the corporation; and (B) in all other cases, that the person’s conduct was at least not opposed to the best interests of the corporation; and in the case of any criminal action, that the person had no reasonable cause to believe the person’s conduct was unlawful. A corporation may not indemnify a director or officer (1) in connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct described in the preceding sentence or (2) in connection with any proceeding with respect to conduct for which the person was adjudged liable on the basis that he received an improper financial benefit.

Sections 79-4-8.52 and 79-4-8.56 of the Mississippi Business Corporation Act provide that a corporation must indemnify a director or officer who was wholly successful in the defense of any proceeding to which he was a party because he was a director or officer of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Operating Agreements of each of Amory HMA, LLC, Biloxi H.M.A., LLC, Brandon HMA, LLC, Clarksdale HMA, LLC, Jackson HMA, LLC, Madison HMA, LLC, River Oaks Hospital, LLC and ROH, LLC provide for the indemnification of any officer or director of the company from and against liabilities incurred in connection with any actions, suits or proceedings arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith with the care of a prudent person in a like position and in a manner reasonably believed by them to be in the best interests of the company.

The Bylaws of each of QHG of Forrest County, Inc. and QHG of Hattiesburg, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the law of the state in which indemnification is sought.

The Bylaws of River Region Medical Corporation provide for the indemnification of directors and officers to the fullest extent permitted by applicable law.

Nevada Registrants

NC-DSH, LLC is organized under the laws of the State of Nevada.

Under Sections 86.411 through 86.441 of Nevada’s Limited Liability Company Act, a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that he is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the limited liability company, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

A Nevada limited liability company may also indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another Nevada limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not, however, be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a manager, member, employee or agent of a Nevada limited liability company has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the company must indemnify him or her against expenses, including attorney’s fees, actually and reasonably incurred by him or her in connection with the defense.

Any other indemnification (for example if a manager, member, employee or agent of a Nevada limited liability company has been successful on the merits) unless authorized by a court or as part of an advancement of expenses provided by agreement, may be made only as authorized in the specific case upon a determination that indemnification is proper in the circumstances.

The company may also provide that the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding must be paid by the company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified by the company.

Indemnification or advancement of expenses authorized by a court does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled, except that indemnification (unless ordered by a court or for advancement of expenses) may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

The Operating Agreement of NC-DSH, LLC provides for the indemnification of directors and officers to the fullest extent permitted by the Nevada Limited Liability Company Act.

New Jersey Registrants

Salem Hospital Corporation is incorporated under the laws of the State of New Jersey.

Section 14A: 3-5 of the New Jersey Business Corporation Act provides that any corporation organized for any purpose under any general or special law of New Jersey shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if: (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. Any corporation organized for any purpose under any general or special law of New Jersey shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

The Articles of Incorporation and the Bylaws of Salem Hospital Corporation provide for the indemnification of directors and officers to the fullest extent authorized by the New Jersey Business Corporation Act as the same exists or may hereafter be amended.

New Mexico Registrants

Roswell Hospital Corporation is incorporated under the laws of the State of New Mexico.

Section 53-11-4.1 of the New Mexico Business Corporation Act permits a corporation to indemnify any person made a part to any proceeding by reason of the fact that the person is or was a director, officer, or employer if the person acted in good faith and reasonably believed the person’s conduct was, in the case of conduct in the person’s official capacity, in the best interests of the corporation or, otherwise, at least not opposed to its best interests; and in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Indemnification may be made against judgments, penalties, fines, settlements and reasonable expenses, actually incurred by the person in connection with the proceeding; except that if the proceeding was by or in the right of the corporation, indemnification may be made only against such reasonable expenses and shall not be made in respect of any proceeding in which the person shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, be determinative that the person did not meet the requisite standard of conduct set forth in this subsection.

The Articles of Incorporation and Bylaws of Roswell Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the New Mexico Business Corporation Act.

North Carolina Registrants

Statesville HMA, LLC is organized under the laws of the State of North Carolina.

Section 57D-3-31 of the North Carolina Limited Liability Company Act (the “NCLLCA”) provides that a limited liability company must indemnify a person who is wholly successful on the merits or otherwise in the defense of any proceeding to which the person was a party because the person is or was a member, a manager, or other company official if the person also is or was an interest owner at the time to which the claim relates, acting within the person’s scope of authority as a manager, member, or other company official against expenses incurred by the person in connection with the proceeding. A North Carolina limited liability company is required to reimburse a person who is or was a member for any payment made and indemnify the person for any obligation, including any judgment, settlement, penalty, fine, or other cost, incurred or borne in the authorized conduct of the business or preservation of the business or property, whether acting in the capacity of a manager, member, or other company official if, in making the payment or incurring the obligation, the person complied with the duties and standards of conduct (i) under G.S.57D-3-21 (relating to duties and standards of conduct of managers), as modified or eliminated by the operating agreement or (ii) otherwise imposed by applicable law.

The Operating Agreement of Statesville HMA, LLC provides for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer in good faith with the care an ordinary prudent person in a like position would exercise under similar circumstances and in a manner reasonably believed by them to be in the best interests of the Company.

Oklahoma Registrants

Clinton HMA, LLC, Kay County Hospital Corporation, Kay County Oklahoma Hospital Company, LLC, Marshall County HMA, LLC, Mayes County HMA, LLC, and Seminole HMA, LLC were formed under the laws of the State of Oklahoma.

Section 2003 of the Oklahoma Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. Section 2017(B) of the Oklahoma Limited Liability Company Act provides, however, that a company may not limit or eliminate a manager’s liability for (a) any breach of the manager’s duty of loyalty to the limited liability company or its members; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (c) any transaction from which the manager derived an improper personal benefit.

Section 1031 of the Oklahoma General Corporation Act gives a corporation the power to indemnify certain persons under certain circumstances. The Oklahoma General Corporation Act gives a corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 1031 of the Oklahoma General Corporation Act also gives a corporation the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of an action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the court shall deem proper.

The Bylaws of Kay County Hospital Corporation provides for the indemnification of directors and officers and to the fullest extent permitted by the Oklahoma General Corporation Law.

The Operating Agreement of Kay County Oklahoma Hospital Company, LLC provides for the indemnification of the member relating to any liability incurred by reason of interest ownership and any act performed or omitted to be performed by members in connection with the business of Kay County Oklahoma Hospital Company, LLC.

The Operating Agreements of each of Clinton HMA, LLC, Marshall County HMA, LLC, Mayes County HMA, LLC, and Seminole HMA, LLC provide for indemnification of the members and directors and officers.

Pennsylvania Registrants

Carlisle HMA, LLC and Coatesville Hospital Corporation are organized or incorporated under the laws of the Commonwealth of Pennsylvania.

Under Section 8945 of the Pennsylvania Limited Liability Company Law of 1994, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, provided, however, that a limited liability company may not indemnify a manager, member or other person for an act that is determined by a court to constitute willful misconduct or recklessness. Further, subsection (d) provides that a limited liability may pay expenses incurred by a member, manager or other person in advance of disposition of any claim if such person makes an undertaking to repay the company if it is determined that such person is not entitled to indemnification. Finally, under subsection (f), a limited liability company must indemnify its members and managers for payments made, and personal liabilities reasonably incurred, in the ordinary and proper conduct of its business or for the preservation of its business or property.

Pursuant to Sections 1741-1743 of the Pennsylvania Business Corporation Law (“PABCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the corporation, a corporation may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person in fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. A Pennsylvania corporation is required to indemnify a director or officer against expenses actually and reasonably incurred to the extent that the director or officer is successful on the merits or otherwise in defense of any action brought against him or her by reason of the fact that the director or officer is or was a director or officer of the corporation.

Section 1746 of the PABCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any bylaw provision or agreement, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

The Limited Liability Company Agreement of Carlisle HMA, LLC provides for the indemnification of any officer or director of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

The Articles of Incorporation and the Bylaws of Coatesville Hospital Corporation provide for the indemnification of directors and officers to the fullest extent authorized by the Pennsylvania Business Corporation Law of 1988 as the same exists or may hereafter be amended.

South Carolina Registrants

Chester HMA, LLC, Gaffney H.M.A., LLC, QHG of South Carolina, Inc. and QHG of Spartanburg, Inc. are organized or incorporated under the laws of the State of South Carolina.

Under Section 33-44-403 of the South Carolina Limited Liability Company Act, a limited liability company shall reimburse a member or manager for payments made and indemnify a member or manager for liabilities incurred by the member or manager in the ordinary course of the business of the company or for the preservation of its business or property.

Under Sections 33-8-510 and 33-8-520 of the South Carolina Business Corporation Act, a corporation may indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) he conducted himself in good faith; and (2) he reasonably believed: (i) in the case of conduct in his official capacity with the corporation, that his conduct was in its best interest; and (ii) in all other cases, that his conduct was at least not opposed to its best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director under this section in connection with a proceeding by or in right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received by him. Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he is or was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

The Limited Liability Company Agreements of each of Chester HMA, LLC and Gaffney H.M.A., LLC provide for the indemnification of any officer or director of the companies from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith and has not violated the duty of care and duty of loyalty set forth in Section 33-44-409 of the South Carolina Limited Liability Act.

The Bylaws of each of QHG of South Carolina, Inc. and QHG of Spartanburg, Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the 1976 Code of Laws of South Carolina as amended.

Tennessee Registrants

Campbell County HMA, LLC, Cleveland Hospital Company, LLC, Cocke County HMA, LLC, Dyersburg Hospital Company, LLC, HMA Fentress County General Hospital, LLC, Hospital of Morristown, LLC, Jackson Hospital Corporation, Jefferson County HMA, LLC, Knoxville HMA Holdings, LLC, Lakeway Hospital Company, LLC, Lebanon HMA, LLC, Martin Hospital Company, LLC, Metro Knoxville HMA, LLC, Shelbyville Hospital Company, LLC and Tullahoma HMA, LLC are incorporated under the laws of the State of Tennessee.

Section 48-249-115 of the Tennessee Revised Limited Liability Company Act permits a limited liability company, or LLC, to indemnify an individual made a party to a proceeding because such individual is or was a responsible person against liability incurred in the proceeding if the individual acted in good faith and reasonably believed that such individual’s conduct was in the best interest of the LLC or at least not opposed to its best interests, and in the case of any criminal proceeding, had no reasonable cause to believe such conduct was unlawful. Unless ordered by a court, a limited liability company may not indemnify a responsible person in connection with a proceeding by or in the right of the LLC in which the responsible person was adjudged liable to the LLC, or in connection with any other proceeding charging improper personal benefit to such responsible person, whether or not involving action in such person’s official capacity, in which such person was adjudged liable on the basis that personal benefit was improperly received by such person. Unless limited by its articles, an LLC shall indemnify a responsible person or manager who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a responsible person or manager of the LLC against reasonable expenses incurred by the person in connection with the proceeding.

Section 48-18-507 of the Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (a) the individual conducted himself or herself in good faith; (b) the individual reasonably believed (i) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and (ii) in all other cases, that the individual’s conduct was at least not opposed to its best interests, and (c) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Section 48-18-507 of the Tennessee Business Corporation Act provides that, unless the corporation’s charter provides otherwise: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this part to an officer, employee, or agent of the corporation who is not a director to the same extent as to a director; and (3) a corporation may also indemnify and advance expenses to an officer, employee, or agent who is not a director to the extent, consistent with public policy, that may be provided by its charter, bylaws, general or specific action of its board of directors, or contract.

The Operating Agreements of each of Campbell County HMA, LLC, Cleveland Hospital Company, LLC, Cocke County HMA, LLC, Dyersburg Hospital Company, LLC, HMA Fentress County General Hospital, LLC, Hospital of Morristown, LLC, Jefferson County HMA, LLC, Knoxville HMA Holdings, LLC, Lakeway Hospital Company, LLC, Lebanon HMA, LLC, Martin Hospital Company, LLC, Metro Knoxville HMA, LLC, Shelbyville Hospital Company, LLC, and Tullahoma HMA, LLC provide for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

The Bylaws and Charter of Jackson Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the Tennessee Business Corporation Act.

Texas Registrants

Granbury Hospital Corporation, Jourdanton Hospital Corporation, Laredo Texas Hospital Company, L.P., Weatherford Hospital Corporation and Weatherford Texas Hospital Company, LLC are incorporated or organized under the laws of the State of Texas.

Chapter 101 of the Texas Business Organizations Code (“TBOC”) relates specifically to limited liability companies.

Section 101.402 of the TBOC permits a limited liability company to indemnify members, managers, officers or assignees of membership interests in the company and to purchase or procure or establish and maintain liability insurance or another arrangement for such members, managers, officers and assignees of membership interests in the company, subject to such standards, and restrictions, if any, as are set forth in its articles of organization or in its company agreement.

Section 101.401 of the TBOC provides that the company agreement of a limited liability company may expand or restrict any duties, including fiduciary duties, and related liabilities that a member, manager, officer, or other person has to the company or to a member or manager of the company.

Chapter 8 of the TBOC applies to each form of entity in Texas except for general partnerships or limited liability companies.

Section 8.051 of the TBOC states that (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Section 8.052 of the TBOC states that (a) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person’s official capacity.

Section 8.101 of the TBOC states that (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person’s official capacity, that the person’s conduct was in the enterprise’s best interests; and (ii) in any other case, that the person’s conduct was not opposed to the enterprise’s best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person’s conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person’s duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

Section 8.102 of the TBOC states that (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person’s duty to the enterprise; (B) breach of the person’s duty of loyalty owed to the enterprise; or (C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

The Limited Liability Company Agreement of Weatherford Texas Hospital Company, LLC provides for the indemnification of any member.

The Bylaws of each of Granbury Hospital Corporation, Jourdanton Hospital Corporation and Weatherford Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the TBOC.

The Third Amended and Restated Agreement of Limited Partnership of Laredo Texas Hospital Company, L.P. provides for the indemnification of directors and officers of the general partner to the fullest extent permitted by the TBOC.

Virginia Registrants

Emporia Hospital Corporation and Franklin Hospital Corporation are incorporated under the laws of Virginia.

Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia, as amended, permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation with a written statement of his or her good faith belief that he or she has met the standard of conduct prescribed by the Code of Virginia and furnishes the corporation with a written undertaking to repay any funds advanced if it is ultimately determined that he or she did not meet the relevant standard of conduct. In addition, a corporation is permitted to indemnify a director or officer against liability incurred in a proceeding if a determination has been made by the disinterested members of the board of directors, special legal counsel or shareholders that the director or officer conducted himself or herself in good faith and otherwise met the required standard of conduct. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which a director or officer is adjudged to be liable to the corporation, except (i) pursuant to a lawful court order, or (ii) for reasonable expenses incurred in connection with the proceeding if it is determined that the director or officer has met the relevant standard of conduct. In any other proceeding, no indemnification shall be made, unless lawfully ordered by a court, if the director or officer is adjudged liable to the corporation on the basis that he or she improperly received a personal benefit. Corporations are given the power to make any further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed, unless the articles of incorporation or any such bylaw or resolution expressly provides otherwise, also to obligate the corporation to advance funds to pay for or reimburse expenses to the fullest extent permitted by law in accordance with the first sentence of this paragraph, except that the applicable standard shall be conduct that does not constitute willful misconduct or a knowing violation of criminal law. Unless limited by its articles of incorporation, indemnification against the reasonable expenses incurred by a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

The Articles of Incorporation and the Bylaws of each of Emporia Hospital Corporation and Franklin Hospital Corporation provide for the indemnification of directors and officers to the fullest extent authorized by the Code of Virginia.

Virginia Hospital Company, LLC is organized under the laws of Virginia.

Section 13.1-1009 of the Virginia Limited Liability Company Act permits a limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever, and to pay for or reimburse any member or manager or other person for reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition of the proceeding.

The Limited Liability Company Agreement of Virginia Hospital Company, LLC provides to the fullest extent authorized by the Virginia Limited Liability Company Act, for the indemnification of any member, manager, officer or employee of the company from and against any and all claims and demands arising by reason of the fact that such person is, or was, a member, manager, officer or employee of the company.

Washington Registrants

Yakima HMA, LLC is organized under the laws of the State of Washington.

Section 25.15.041 of the Washington Limited Liability Company Act, as amended, (the “Act”) provides that a limited liability company may indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding or obligate itself to advance or reimburse expenses incurred in a proceeding to which a person is a party because such person is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, or conduct of the member or manager adjudged to be in violation of Section 25.15.231 of the Act. Section 25.15.231 of the Act prohibits distributions in violation of the limited liability company agreement and generally prohibits distributions that would result in a limited liability company being unable to pay its debts as they become due, or would result in the liabilities of the limited liability company exceeding the fair value of its assets.

The Limited Liability Company Agreement of Yakima HMA, LLC provides for the indemnification of any officer or director of the company from and against any and all claims and demands arising by reason of the fact that such person is or was a director or officer of the company, or is or was serving at the request of the company, provided the director or officer has acted in good faith, in a manner reasonably believed by them to be in the best interests of the company, and has no reasonable cause to believe their conduct was unlawful.

West Virginia Registrants

Oak Hill Hospital Corporation is incorporated under the laws of the State of West Virginia.

Sections 31D-8-851and 31D-8-856 permits a corporation to indemnify an individual who is a party to a proceeding because he or she is a director or officer, respectively, against liability incurred in the proceeding if he or she conducted himself or herself in good faith and reasonably believed that his or her conduct was in the best interests of the corporation or at least not opposed to the best interests of the corporation; and in the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation.

The Bylaws of Oak Hill Hospital Corporation provide for the indemnification of directors and officers to the fullest extent permitted by the West Virginia Business Corporation Act.

Item 16. Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement

3.1	Form of Restated Certificate of Incorporation of Community Health Systems, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to Community Health Systems, Inc.’s Registration Statement on Form S-1/A filed June 8, 2000 (No. 333-31790))

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Community Health Systems, Inc., dated May 18, 2010 (incorporated by reference to Exhibit 3.2 to Community Health Systems, Inc.’s Current Report on Form 8-K filed May 20, 2010 (No. 001-15925))

3.3	Amended and Restated By-laws of Community Health Systems, Inc. (as of December 7, 2016) (incorporated by reference to Exhibit 3.1 to Community Health Systems, Inc.’s Current Report on Form 8-K filed December 12, 2016 (No. 001-15925))

4.1**	Form of Indenture, by and between Community Health Systems, Inc. and Regions Bank, as trustee, relating to Senior Debt Securities

4.2**	Form of Indenture, by and between Community Health Systems, Inc. and Regions Bank, as trustee, relating to the Subordinated Debt Securities

4.3**	Form of Indenture, by and between CHS/Community Health Systems, Inc. and Regions Bank, as trustee, relating to the Senior Debt Securities

4.4**	Form of Indenture, by and between CHS/Community Health Systems, Inc. and Regions Bank, as trustee, relating to the Subordinated Debt Securities

4.5	Form of Senior Debt Security of Community Health Systems, Inc. (included in Exhibit 4.1)

4.6	Form of Subordinated Debt Security of Community Health Systems, Inc. (included in Exhibit 4.2)

4.7	Form of Senior Debt Security of CHS/Community Health Systems, Inc.(included in Exhibit 4.3)

4.8	Form of Subordinated Debt Security of CHS/Community Health Systems, Inc. (included in Exhibit 4.4)

4.5*	Form of Certificate of Designation

4.6*	Form of Depositary Agreement

4.7*	Form of Depositary Receipt

4.8*	Form of Warrant

4.9	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Community Health Systems, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 filed May 7, 2014 (No. 001-15925))

4.10*	Form of Preferred Stock Certificate of Community Health Systems, Inc.

5.1	Opinion of Hodgson Russ LLP

5.2**	Opinion of Bradley Arant Boult Cummings LLP

5.3**	Opinion of Kutak Rock LLP

5.4**	Opinion of Snell & Wilmer L.L.P.

5.5	Opinion of Bass, Berry & Sims PLC

5.6	Opinion of Buchanan Ingersoll & Rooney PC

5.7**	Opinion of King & Spalding LLP

5.8**	Opinion of Bingham Greenebaum Doll LLP

5.9**	Opinion of Husch Blackwell LLP

5.10**	Opinion of Ballard Spahr LLP

5.11**	Opinion of Montgomery & Andrews, P.A.

5.12**	Opinion of Bailey Kennedy, LLP

5.13**	Opinion of McAfee & Taft A Professional Corporation

5.14	Opinion of Parker Poe Adams & Bernstein LLP

5.15	Opinion of Liechty, McGinnis, Berryman & Bowen, LLP

5.16**	Opinion of Hancock, Daniel, Johnson & Nagle, P.C.

5.17**	Opinion of Witherspoon Kelley, P.S.

5.18**	Opinion of Steptoe & Johnson PLLC

Exhibit No.	Description

12.1**	Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Hodgson Russ LLP (included as part of its opinion filed as Exhibit 5.1)

23.2**	Consent of Bradley Arant Boult Cummings LLP (included as part of its opinion filed as Exhibit 5.2)

23.3**	Consent of Kutak Rock LLP (included as part of its opinion filed as Exhibit 5.3)

23.4**	Consent of Snell & Wilmer L.L.P. (included as part of its opinion filed as Exhibit 5.4)

23.5	Consent of Bass, Berry & Sims PLC (included as part of its opinion filed as Exhibit 5.5)

23.6	Consent of Buchanan Ingersoll & Rooney PC (included as part of its opinion filed as Exhibit 5.6)

23.7**	Consent of King & Spalding LLP (included as part of its opinion filed as Exhibit 5.7)

23.8**	Consent of Bingham Greenebaum Doll LLP (included as part of its opinion filed as Exhibit 5.8)

23.9**	Consent of Husch Blackwell LLP (included as part of its opinion filed as Exhibit 5.9)

23.10**	Consent of Ballard Spahr LLP (included as part of its opinion filed as Exhibit 5.10)

23.11**	Consent of Montgomery & Andrews, P.A. (included as part of its opinion filed as Exhibit 5.11)

23.12**	Consent of Bailey Kennedy, LLP (included as part of its opinion filed as Exhibit 5.12)

23.13**	Consent of McAfee & Taft A Professional Corporation (included as part of its opinion filed as Exhibit 5.13)

23.14	Consent of Parker Poe Adams & Bernstein LLP (included as part of its opinion filed as Exhibit 5.14)

23.15	Consent of Liechty, McGinnis, Berryman & Bowen, LLP (included as part of its opinion filed as Exhibit 5.15)

23.16**	Consent of Hancock, Daniel, Johnson & Nagle, P.C. (included as part of its opinion filed as Exhibit 5.16)

23.17**	Consent of Witherspoon Kelley, P.S. (included as part of its opinion filed as Exhibit 5.17)

23.18**	Consent of Steptoe & Johnson PLLC (included as part of its opinion filed as Exhibit 5.18)

23.19**	Consent of Deloitte & Touche LLP

24.1**	Powers of Attorney (included on the signature pages of this registration statement)

25.1	Statement of Eligibility of Trustee on Form T-1 relating to Senior Debt Securities of Community Health Systems, Inc.

25.2	Statement of Eligibility of Trustee on Form T-1 relating to Subordinated Debt Securities of Community Health Systems, Inc.

25.3	Statement of Eligibility of Trustee on Form T-1 relating to Senior Debt Securities of CHS/Community Health Systems, Inc.

25.4	Statement of Eligibility of Trustee on Form T-1 relating to Subordinated Debt Securities of CHS/Community Health Systems, Inc.

*	To be filed as an exhibit to a Current Report on Form 8-K or other document incorporated by reference herein or to a post-effective amendment.
**	Previously filed.

Item 17. Undertakings

Each undersigned registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the relevant trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on March 3, 2017.

CHS/COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Wayne T. Smith	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 3, 2017

/s/ W. Larry Cash W. Larry Cash	President of Financial Services, Chief Financial Officer and Director (Principal Financial Officer)	March 3, 2017

* Kevin J. Hammons	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 3, 2017

* Rachel A. Seifert	Executive Vice President, Secretary, General Counsel and Director	March 3, 2017

*By:	/s/ W. Larry Cash
W. Larry Cash
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on March 3, 2017.

COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

By:	/s/ W. Larry Cash
W. Larry Cash
President of Financial Services, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. Larry Cash and Rachel A. Seifert and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

* Wayne T. Smith	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 3, 2017

/s/ W. Larry Cash W. Larry Cash	President of Financial Services, Chief Financial Officer and Director (Principal Financial Officer)	March 3, 2017

* Kevin J. Hammons	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	March 3, 2017

* John A. Clerico	Director	March 3, 2017

* James S. Ely III	Director	March 3, 2017

* John A. Fry	Director	March 3, 2017

* William Norris Jennings, M.D.	Director	March 3, 2017

* Julia B. North	Director	March 3, 2017

* H. Mitchell Watson	Director	March 3, 2017

*By:	/s/ W. Larry Cash
W. Larry Cash
Attorney-in-Fact

/s/ H. James Williams, Ph.D. H. James Williams, Ph.D.	Director	March 3, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on March 3, 2017.

Each of the Registrants Named on Schedule A-1 Hereto

By:	/s/ W. Larry Cash
W. Larry Cash
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints W. Larry Cash and Rachel A. Seifert and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all (i) amendments (including post-effective amendments) and additions to this registration statement and (ii) any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ W. Larry Cash W. Larry Cash	President and Director (Principal Executive Officer and Principal Financial Officer)	March 3, 2017

/s/ Martin G. Schweinhart Martin G. Schweinhart	Executive Vice President and Director	March 3, 2017

/s/ Kevin J. Hammons Kevin J. Hammons	Senior Vice President (Principal Accounting Officer)	March 3, 2017

/s/ Rachel A. Seifert Rachel A. Seifert	Executive Vice President, Secretary and Director	March 3, 2017

Schedule A-1

Registrants

Exact Name of Additional Registrants

Abilene Hospital, LLC
Abilene Merger, LLC
Affinity Health Systems, LLC
Affinity Hospital, LLC
Amory HMA, LLC
Anniston HMA, LLC
Berwick Hospital Company, LLC
Biloxi H.M.A., LLC
Birmingham Holdings II, LLC
Birmingham Holdings, LLC
Bluefield Holdings, LLC
Bluefield Hospital Company, LLC
Bluffton Health System LLC
Brandon HMA, LLC
Brevard HMA Holdings, LLC
Brevard HMA Hospitals, LLC
Brownwood Hospital, L.P.
Brownwood Medical Center, LLC
Bullhead City Hospital Corporation
Bullhead City Hospital Investment Corporation
Campbell County HMA, LLC
Carlisle HMA, LLC
Carlsbad Medical Center, LLC
Carolinas Holdings, LLC
Carolinas JV Holdings General, LLC
Carolinas JV Holdings, L.P.
Central Florida HMA Holdings, LLC
Central States HMA Holdings, LLC
Chester HMA, LLC
Chestnut Hill Health System, LLC
CHHS Holdings, LLC
CHHS Hospital Company, LLC
CHS Pennsylvania Holdings, LLC
CHS Tennessee Holdings, LLC
CHS Virginia Holdings, LLC
CHS Washington Holdings, LLC
Citrus HMA, LLC
Clarksdale HMA, LLC
Clarksville Holdings II, LLC
Clarksville Holdings, LLC
Cleveland Hospital Company, LLC
Cleveland Tennessee Hospital Company, LLC
Clinton HMA, LLC
Coatesville Hospital Corporation
Cocke County HMA, LLC
College Station Hospital, L.P.
College Station Medical Center, LLC
College Station Merger, LLC
Community Health Investment Company, LLC
CP Hospital GP, LLC
CPLP, LLC
Crestwood Healthcare, L.P.

Exact Name of Additional Registrants

Crestwood Hospital LP, LLC
Crestwood Hospital, LLC
CSMC, LLC
Deaconess Holdings, LLC
Deaconess Hospital Holdings, LLC
Desert Hospital Holdings, LLC
Detar Hospital, LLC
DHFW Holdings, LLC
Dukes Health System, LLC
Dyersburg Hospital Company, LLC
Emporia Hospital Corporation
Florida HMA Holdings, LLC
Foley Hospital Corporation
Fort Smith HMA, LLC
Frankfort Health Partner, Inc.
Franklin Hospital Corporation
Gadsden Regional Medical Center, LLC
Gaffney H.M.A., LLC
Granbury Hospital Corporation
GRMC Holdings, LLC
Hallmark Healthcare Company, LLC
Health Management Associates, LLC
Health Management Associates, LP
Health Management General Partner I, LLC
Health Management General Partner, LLC
HMA Fentress County General Hospital, LLC
HMA Hospitals Holdings, LP
HMA Santa Rosa Medical Center, LLC
HMA Services GP, LLC
HMA-TRI Holdings, LLC
Hobbs Medco, LLC
Hospital Management Associates, LLC
Hospital Management Services of Florida, LP
Hospital of Morristown, LLC
Jackson HMA, LLC
Jackson Hospital Corporation
Jefferson County HMA, LLC
Jourdanton Hospital Corporation
Kay County Hospital Corporation
Kay County Oklahoma Hospital Company, LLC
Kennett HMA, LLC
Key West HMA, LLC
Kirksville Hospital Company, LLC
Knoxville HMA Holdings, LLC
Lakeway Hospital Company, LLC
Lancaster Hospital Corporation
Laredo Texas Hospital Company, L.P.
Las Cruces Medical Center, LLC
Lea Regional Hospital, LLC
Lebanon HMA, LLC
Longview Clinic Operations Company, LLC
Longview Medical Center, L.P.
Longview Merger, LLC
LRH, LLC
Lutheran Health Network of Indiana, LLC
Madison HMA, LLC
Marshall County HMA, LLC
Martin Hospital Company, LLC
Mary Black Health System LLC

Exact Name of Additional Registrants

Mayes County HMA, LLC
MCSA, L.L.C.
Medical Center of Brownwood, LLC
Melbourne HMA, LLC
Merger Legacy Holdings, LLC
Metro Knoxville HMA, LLC
Mississippi HMA Holdings I, LLC
Mississippi HMA Holdings II, LLC
Moberly Hospital Company, LLC
Naples HMA, LLC
Natchez Hospital Company, LLC
National Healthcare of Leesville, Inc.
Navarro Hospital, L.P.
Navarro Regional, LLC
NC-DSH, LLC
Northampton Hospital Company, LLC
Northwest Arkansas Hospitals, LLC
Northwest Hospital, LLC
NOV Holdings, LLC
NRH, LLC
Oak Hill Hospital Corporation
Oro Valley Hospital, LLC
Palmer-Wasilla Health System, LLC
Pasco Regional Medical Center, LLC
Pennsylvania Hospital Company, LLC
Phoenixville Hospital Company, LLC
Poplar Bluff Regional Medical Center, LLC
Port Charlotte HMA, LLC
Pottstown Hospital Company, LLC
Punta Gorda HMA, LLC
QHG Georgia Holdings II, LLC
QHG Georgia Holdings, Inc.
QHG Georgia, LP
QHG of Bluffton Company, LLC
QHG of Clinton County, Inc.
QHG of Enterprise, Inc.
QHG of Forrest County, Inc.
QHG of Fort Wayne Company, LLC
QHG of Hattiesburg, Inc.
QHG of South Carolina, Inc.
QHG of Spartanburg, Inc.
QHG of Springdale, Inc.
Regional Hospital of Longview, LLC
River Oaks Hospital, LLC
River Region Medical Corporation
Rockledge HMA, LLC
ROH, LLC
Roswell Hospital Corporation
Ruston Hospital Corporation
Ruston Louisiana Hospital Company, LLC
SACMC, LLC
Salem Hospital Corporation
San Angelo Community Medical Center, LLC
San Angelo Medical, LLC
Scranton Holdings, LLC
Scranton Hospital Company, LLC
Scranton Quincy Holdings, LLC
Scranton Quincy Hospital Company, LLC
Sebastian Hospital, LLC

Exact Name of Additional Registrants

Sebring Hospital Management Associates, LLC
Seminole HMA, LLC
Sharon Pennsylvania Holdings, LLC
Sharon Pennsylvania Hospital Company, LLC
Shelbyville Hospital Company, LLC
Siloam Springs Arkansas Hospital Company, LLC
Siloam Springs Holdings, LLC
Southeast HMA Holdings, LLC
Southern Texas Medical Center, LLC
Southwest Florida HMA Holdings, LLC
Spokane Valley Washington Hospital Company, LLC
Spokane Washington Hospital Company, LLC
Statesville HMA, LLC
Tennessee HMA Holdings, LP
Tennyson Holdings, LLC
Tomball Texas Holdings, LLC
Tomball Texas Hospital Company, LLC
Triad Healthcare, LLC
Triad Holdings III, LLC
Triad Holdings IV, LLC
Triad Holdings V, LLC
Triad Nevada Holdings, LLC
Triad of Alabama, LLC
Triad-ARMC, LLC
Triad-El Dorado, Inc.
Triad-Navarro Regional Hospital Subsidiary, LLC
Tullahoma HMA, LLC
Tunkhannock Hospital Company, LLC
Van Buren H.M.A., LLC
Venice HMA, LLC
VHC Medical, LLC
Vicksburg Healthcare, LLC
Victoria Hospital, LLC
Victoria of Texas, L.P.
Virginia Hospital Company, LLC
Warren Ohio Hospital Company, LLC
Warren Ohio Rehab Hospital Company, LLC
Weatherford Hospital Corporation
Weatherford Texas Hospital Company, LLC
Webb Hospital Corporation
Webb Hospital Holdings, LLC
Wesley Health System LLC
West Grove Hospital Company, LLC
WHMC, LLC
Wilkes-Barre Behavioral Hospital Company, LLC
Wilkes-Barre Holdings, LLC
Wilkes-Barre Hospital Company, LLC
Women & Children’s Hospital, LLC
Woodland Heights Medical Center, LLC
Woodward Health System, LLC
Yakima HMA, LLC
York Pennsylvania Holdings, LLC
York Pennsylvania Hospital Company, LLC
Youngstown Ohio Hospital Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on March 3, 2017.

Brownwood Hospital, L.P.
By:	Brownwood Medical Center, LLC
Its:	General Partner

Carolinas JV Holdings, L.P.
By:	Carolinas JV Holdings General, LLC
Its:	General Partner

College Station Hospital, L.P.
By:	College Station Medical Center, LLC
Its:	General Partner

Crestwood Healthcare, L.P.
By:	Crestwood Hospital, LLC
Its:	General Partner

Health Management Associates, LP
By:	Health Management General Partner, LLC
Its:	General Partner

HMA Hospitals Holdings, LP
By:	Health Management General Partner, LLC
Its:	General Partner

Hospital Management Services of Florida, LP
By:	HMA Services GP, LLC
Its:	General Partner

Laredo Texas Hospital Company, L.P.
By:	Webb Hospital Corporation
Its:	General Partner

Longview Medical Center, L.P.
By:	Regional Hospital of Longview, LLC
Its:	General Partner

Navarro Hospital, L.P.
By:	Navarro Regional, LLC
Its:	General Partner

QHG Georgia, LP
By:	QHG Georgia Holdings II, LLC
Its:	General Partner

Tennessee HMA Holdings, LP
By:	Health Management General Partner I, LLC
Its:	General Partner

Victoria of Texas, L.P.
By:	Detar Hospital, LLC
Its:	General Partner

By:	/s/ W. Larry Cash
W. Larry Cash
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ W. Larry Cash W. Larry Cash	President and Director (Principal Executive Officer and Principal Financial Officer)	March 3, 2017

* Martin G. Schweinhart	Executive Vice President and Director	March 3, 2017

* Kevin J. Hammons	Senior Vice President (Principal Accounting Officer)	March 3, 2017

* Rachel A. Seifert	Executive Vice President, Secretary and Director	March 3, 2017

*By:	/s/ W. Larry Cash
W. Larry Cash
Attorney-in-Fact